EXHIBIT 10.1

ALLISON TRANSMISSION HOLDINGS, INC.

2024 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Allison Transmission Holdings, Inc. 2024 Equity Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Allison Transmission Holdings, Inc., a Delaware corporation (the “Company”), by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan constitutes an amendment and restatement of the Company’s 2015 Equity Incentive Award Plan (the “2015 Plan”).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan that have been delegated to one or more persons pursuant to Section 11.6, or that the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Amendment Date” shall mean the date on which this Plan, as amended and restated, is approved by the Company’s stockholders.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Applicable Law” shall mean the applicable provisions of the Code, the Securities Act, the Exchange Act and any other federal, state or foreign corporate, securities or tax or other laws, rules, requirements or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded and any other applicable law.

2.5 “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).

2.6 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.7 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.8 “Award Limit” shall mean the limit set forth in Section 4.6.

2.9 “Board” shall mean the Board of Directors of the Company.

2.10 “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or Section 2.9(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.9(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) A liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in the Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.11 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.12 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board, appointed as provided in Section 11.1.

2.13 “Common Stock” shall mean the common stock of the Company.

2.14 “Company” shall have the meaning set forth in Article 1.

2.15 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.16 “Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Disability” shall mean at any time the Company or any of its affiliates sponsors a long-term disability plan for the Company’s employees, “disability” as defined in such long-term disability plan for the purpose of determining a participant’s eligibility for benefits; provided, however, if the long-term disability plan contains multiple definitions of disability, “Disability” shall refer to that definition of disability which, if the Holder qualified for such disability benefits, would provide coverage for the longest period of time. The determination of whether the Holder has a Disability shall be made by the person or persons required to make disability determinations under the long-term disability plan. At any time the Company does not sponsor a long-term disability plan for its employees, “Disability” shall mean the Holder’s inability to perform, with or without reasonable accommodation, the essential functions of his or her position for a total of three months during any six-month period as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company or its insurers and acceptable to the Holder or the Holder’s legal representative, with such agreement as to acceptability not to be unreasonably withheld or delayed.

2.18 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.2.

2.19 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.20 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.21 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Expiration Date” shall have the meaning given to such term in Section 12.1(b).

2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market), national market system or automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.26 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27 “Holder” shall mean an Eligible Individual who has been granted an Award.

2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.31 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.32 “Option Term” shall have the meaning set forth in Section 5.7.

2.33 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or other incentive award granted under Section 8.1.

2.34 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals may include but are not limited to: (i) earnings before interest, taxes, depreciation and amortization; (ii) operating earnings; (iii) net earnings; (iv) income; (v) earnings before interest and taxes; (vi) total shareholder return; (vii) return on the Company’s assets; (viii) earnings or earnings per share; (ix) revenue; (x) share price performance; (xi) return on invested capital; (xii) operating income; (xiii) pre- or post-tax income; (xiv) net income; (xv) economic value added; (xvi) profit margins; (xvii) cash flow; (xviii) improvement in or attainment of expense or capital expenditure levels; (xix) improvement in or attainment of working capital levels; (xx) return on equity; (xxi) debt reduction; (xxii) gross profit; (xxiii) market share; (xxiv) cost reductions; (xxv) workforce satisfaction and diversity goals; (xxvi) workplace health and safety goals; (xxvii) product quality goals; (xxviii) employee retention; (xxix) customer satisfaction; (xxx) customer retention; or (xxxi) completion of key projects and strategic plan development and/or implementation, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges or other non-cash charges; (xviii) items relating to litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xx) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions.

2.35 “Performance Goals” shall mean, for a Performance Period, one or more goals established by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.

2.36 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.37 “Performance Stock Unit” shall mean a Performance Award awarded under Section 8.1 which is denominated in units of value including dollar value of shares of Common Stock.

2.38 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.39 “Plan” shall have the meaning set forth in Article 1.

2.40 “Restricted Stock” shall mean Common Stock awarded under Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.41 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 7.

2.42 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.43 “Shares” shall mean shares of Common Stock.

2.44 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 9.

2.45 “Stock Appreciation Right Term” shall have the meaning set forth in Section 9.4.

2.46 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 8.3.

2.47 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.48 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.49 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(b) and Section 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards granted under the Plan on or after the Amendment Date is equal to the sum of (i) 3,850,000 and (ii) the number of Shares subject to outstanding Awards granted from the Plan or the 2011 Plan (as defined below) prior to the Amendment Date that become available for issuance under the Plan on or after the Amendment Date pursuant to Section 3.1(b).

(b) If any Shares subject to an Award or award outstanding under the Company’s 2011 Equity Incentive Award Plan as of immediately prior to the Amendment Date (a “2011 Plan Award”) are forfeited or expire, are converted to shares of another Person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award or 2011 Plan Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 6.4 at the same price paid by the Holder), the Shares subject to such Award or 2011 Plan Award shall, to the extent of such forfeiture, expiration or cash settlement, become or again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to a stock-settled Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 6.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) To the extent permitted by Applicable Law, Substitute Awards shall not reduce the Shares authorized for grant under the Plan.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Unless otherwise determined by the Administrator, each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Award Agreement shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.6 Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $750,000. The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

ARTICLE 5.

GRANTING OF OPTIONS

5.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

5.2 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.3 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary or any other criteria, including Performance Goals or Performance Criteria, selected by the Administrator. At any time after grant of an Option, except as limited by the Plan, the Administrator may, in its sole discretion, and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in the applicable Award Agreement or by action of the Administrator before or after the grant of the Option.

5.4 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

5.5 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 10.1 and 10.2.

5.6 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

5.7 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term.

5.8 Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the Automatic Exercise Date. In the discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(b) or 10.1(c) and the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 5.8 shall not apply to an Option if the Holder of such Option experiences a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 5.8.

5.9 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. Notwithstanding the foregoing, neither the Company nor the Administrator will be liable to a Holder, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

5.10 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 6.

AWARD OF RESTRICTED STOCK

6.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

6.2 Rights as Stockholders. Subject to Section 6.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 6.3. In addition, dividends which are paid on outstanding shares of Restricted Stock shall not be paid to the Holder of such Restricted Stock unless and until the shares of Restricted Stock to which such dividends relate vests.

6.3 Restrictions. All shares of Restricted Stock (including any Shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, Performance Goals or Performance Criteria selected by the Administrator, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement. Unless determined otherwise by the Administrator, Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, (i) if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (ii) if a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement.

6.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

6.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 7.

AWARD OF RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

7.2 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

7.3 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

7.4 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and which date shall be subject to compliance with Section 409A of the Code. On the maturity date, the Company shall, subject to Section 10.4, transfer to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

7.5 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 8.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS

8.1 Performance Awards. The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units and other Awards determined in the Administrator’s discretion from time to time, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units, may be linked to the attainment of Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

8.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, no Dividend Equivalent will be paid to a Holder unless and until the Award to which such Dividend Equivalent relates vests.

8.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may be made for any reason, including in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

8.4 Term. The term of a Performance Award, Dividend Equivalent award and/or Stock Payment award shall be set by the Administrator in its sole discretion.

8.5 Purchase Price. The Administrator may establish the purchase price of a Performance Award or shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

ARTICLE 9.

AWARD OF STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Unless otherwise determined by the Administrator, and except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 9.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

9.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, the portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

9.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance;

(c) In the event that the Stock Appreciation Right shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right; and

(d) Full payment of the exercise price (if any) and applicable withholding taxes for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 10.1 and 10.2.

9.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise a vested Stock Appreciation Right, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 9.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 12.1(b), any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

9.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 9 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

9.6 Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date. In the discretion of the Administrator, the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 9.6 shall not apply to a Stock Appreciation Right if the Holder of such Stock Appreciation Right experiences a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 9.6.

ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) any other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). Except as determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates (or such other rate up to the applicable maximum statutory withholding rate as may be determined by the Company or, with respect to any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act, the Administrator, after considering any accounting consequences or costs) for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3 Transferability of Awards.

(a) Except as otherwise provided in Section 10.3(b) and 10.3(c):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee without the consent of the Administrator other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted

Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c) Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

10.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares issuable pursuant to any Award or the exercise thereof, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5 Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation Rule 10D-1 of the Exchange Act and any rules or regulations promulgated thereunder, as set forth in such claw-back policy and/or in the applicable Award Agreement.

ARTICLE 11.

ADMINISTRATION

11.1 Administrator. The Compensation Committee of the Board (or another committee or a subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, to the extent necessary to comply with Rule 16b-3 of the Exchange Act, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and any Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.5 or Section 12.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3 of the Exchange Act or any successor rule or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to Eligible Individuals;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any Performance Goals or Performance Criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2(d).

11.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan and any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

11.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate any or all of its powers under the Plan to a committee of one or more members of the Board, one or more officers of the Company, or one or more non-officer employees of the Company. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board and the Committee.

11.7 Prohibition on Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 12.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1 Term, Amendment, Suspension or Termination of the Plan.

(a) The Plan, as amended and restated, shall become effective as of the Amendment Date. In the event that the Company’s stockholders do not approve this Plan, the 2015 Plan will continue as in effect immediately prior to the date the Board approved this Plan.

(b) Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 12.2, increase the limit imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan or amend or modify the Plan in a manner requiring stockholder approval under Applicable Law. Except as provided in Sections 10.5 and 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date this Plan, as amended and restated, is approved by the Board (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

12.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 12.2(a) or 12.2(b), the Administrator shall equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to participants, and/or the making of a cash payment to participants, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company; provided that whether an adjustment is equitable shall be determined in the discretion of the Administrator.

(d) In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award upon the Change in Control, such Award shall become fully vested and, if applicable, exercisable and all forfeiture restrictions on such Award shall lapse as of immediately prior to the consummation of such Change in Control. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) No adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 12.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date this Plan, as amended and restated is approved by the Board.

12.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

12.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

12.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.13 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

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